CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of Circle Energy, Inc. of our report dated March 29, 2023, relating to our audit of the December 31, 2022 financial statements of Circle Energy, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
April 26, 2023